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                                                                       Exhibit 1
                                                                       ---------

                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Hayes Lemmerz International, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: January 19, 2000            CARAVELLE INVESTMENT FUND, L.L.C.

                                   By: CARAVELLE ADVISORS, L.L.C.,
                                       its investment manager


                                   By: /s/ David M. Millison
                                       -------------------------------
                                   Name:  David M. Millison
                                   Title: Senior Portfolio Manager



Dated: January 19, 2000            CARAVELLE ADVISORS, L.L.C.


                                   By: /s/ David M. Millison
                                       -------------------------------
                                   Name:  David M. Millison
                                   Title: Senior Portfolio Manager



Dated: January 19, 2000            HBK CARAVELLE L.L.C.


                                   By: /s/ Jay R. Bloom
                                       --------------------------------
                                   Name:  Jay R. Bloom
                                   Title: Member